CONTACTS:             Mark Sauder - Chief Financial Officer
                      (602) 852-6600
                      Investor Relations - DriveTime Automotive Group, Inc.
                      Investor-relations@drivetime.com


                  DRIVETIME REPORTS THIRD QUARTER 2002 RESULTS


PHOENIX - November 14, 2002 - DriveTime Automotive Group, Inc., formerly known as Ugly Duckling Corporation, the largest used car sales company focused exclusively on the sub-prime market, today reported its third quarter financial results for 2002.

The Company reported total revenues of $157.6 million and net earnings of $2.3 million for the three months ended September 30, 2002 and total revenues of $488.7 million and net earnings of $5.8 million for the nine months ended September 30, 2002. This compares to total revenues of $145.2 million and a net loss of $6.8 million for the three months ended September 30, 2001 and total revenues of $450.1 million and a net loss of $3.6 million for the nine months ended September 30, 2001.

The increase in 2002 revenues was due to an increase in sales of used cars revenues combined with an increase in interest income. In the third quarter of 2002, the Company sold 11,434 units at an average sales price of $10,594 per vehicle compared to 11,907 units at an average sales price of $9,258 in the third quarter of 2001. For the nine months ended September 30, 2002, the Company sold 38,802 units at an average sales price of $9,886 per vehicle, up from 38,365 units at an average sales price of $9,028 during the first nine months of 2001.

As previously reported, through the Company's analysis of the primary factors that influence loan performance, we determined that a higher cost and better quality vehicle positively affects the gross loan loss rate across all credit grades. We made a decision to upgrade the quality of our vehicle inventory throughout 2001 and have continued to increase the quality of our vehicles during the first nine months of 2002. As a result, the average sales price increased 9.5% and the cost of a vehicle increased 14.3% during the first nine months of 2002, compared to the same period in 2001.

The principal balance of the Company's loan portfolio was $581.4 million at September 30, 2002, up from $514.7 million at December 31, 2001. Loan originations for the third quarter of 2002 totaled $122 million, bringing the total originations for 2002 to $381.9 million. This compares to $109.1 million in originations in the third quarter of 2001 and total originations of $338.8 million in the first nine months of 2001. Net interest income, consisting of interest income net of portfolio interest expense, increased to $30.9 million for the three months ended September 30, 2002, compared to $27.5 million for the three months ended September 30, 2001. Net interest income was $87.1 million and $80.2 million for the nine months ended September 30, 2002 and 2001, respectively. The increase in net interest income was primarily the result of the growth of our loan portfolio, in conjunction with lower borrowing costs on our warehouse credit facility and in our most recent securitizations.

The Provision for Credit Losses decreased to $37.7 million or 30.9% of the total amount financed for the quarter ended September 30, 2002, down from $48.8 million or 44.7% of the total amount financed for the quarter ended September 30, 2001. The Provision for Credit Losses was $121.5 million or 31.8% of the total amount financed, and $120.0 million or 35.4% of the total amount financed for the nine months ended June 30, 2002 and 2001, respectively. Company policy is to maintain an Allowance for Credit Losses for all loans in its portfolio to cover estimated net charge-offs for the next 12 months. The decrease in provision rate in the 3rd quarter of 2002 reflects lower loss rates emerging for loans originated since the second quarter of 2001, resulting from improved credit standards and the introduction of loan grading in June 2001. As a result, 2001 and 2002 originations are performing better to date than loans originated in prior periods. In the 3rd quarter of 2001, the Provision for Loan Losses was significantly higher at 44.7% of originations due to the effects of the recession and the related performance of loans originated prior to June 2001 that did not have the benefit of the new higher credit standards and that emerged at loss levels higher than previously estimated; plus, the higher provision rate also reflected the decrease in origination volume in 2001 compared to 2000. The Allowance as a percentage of loan principal was 20.2% as of September 30, 2002, up from 19.8% as of December 31, 2001, and 21.3% as of September 30, 2001.

Operating expenses were $35.2 million or 22.3% of total revenues in the third quarter of 2002 and $35.2 million or 24.3% of total revenues in the third quarter of 2001. Operating Expenses for the nine month periods ended September 30 decreased to $104.5 million or 21.4% of total revenues in 2002, from $108.0 million or 24.0% of total revenues in 2001. The decrease in Operating Expenses for the nine months ended September 30 was primarily due to numerous cost savings initiatives initiated during 2001, including consolidating collection and loan servicing centers by closing two of our four centralized facilities and completing a reduction in work force of primarily corporate staff in the fourth quarter of 2001. In January of 2002, we incurred a $0.8 million charge related to a second reduction in work force to save an additional $1.7 million per annum in salary, wages and benefits. Offsetting these cost reductions were additional costs incurred in the 3rd quarter of 2002 related to the rollout of DriveTime, consisting of a $0.8 million charge for the write-off of disposed assets related to the refurbishment of our dealerships and $0.6 million in other launch related expenses.

Greg Sullivan, President and Chief Executive Officer stated, "The first nine months of 2002 have been positive for our company. Sales have been slightly above 2001 levels and overall the loan portfolio has performed well considering the sluggish economy and high unemployment rates. The implementation of loan grading in 2001 is having an increasingly positive impact on the Company's loan performance. On September 1, 2002, we changed the name of the Company from Ugly Duckling to DriveTime. The name change reflects the repositioning of the Company to be the auto dealership of choice for people with less than perfect credit, through providing innovative credit solutions, quality vehicles and outstanding customer service.

"Our Company's liquidity position remains strong and the interest rate environment has positively impacted our cost of borrowings. We closed our 23rd securitization, consisting of $150 million in Class A bonds on August 15, 2002 with a 2.99% coupon rate, the lowest rate in our Company's history. The Class A bonds are insured by XL Capital Assurance and are rated AAA/Aaa by Standard & Poors and Moody's, respectively. We also renewed a $45 million senior loan facility in July 2002, secured by the Company's retained interests in the residuals from our securitization transactions.

"We believe that sales volumes and revenues for the remainder of 2002 will continue to exceed 2001 levels, and that the loan portfolio will continue to perform better than prior years. We believe the changes we have implemented in conjunction with the change to DriveTime(TM) will have long-term benefits to the Company, including enhancing volume, lowering credit losses and improving profitability. The new branding of the DriveTime name may have a short term negative impact on sales volume until the better inventory, customer service and the new DriveTime products become recognized within our individual markets through marketing, advertising, referrals, word of mouth and other promotional activities. The month of September saw a dip in sales volume due to the anticipated initial customer uncertainty related to the name change, as well as general economic conditions which led to lower sales throughout the auto industry. However, sales volumes have returned to pre-name change levels in October. The economy continues to impact our business, and if the economy slips back into recession, or if the recovery remains sluggish, it will negatively impact the loan portfolio, and our liquidity and profitability."

Headquartered in Phoenix, Arizona, DriveTime Automotive Group, Inc. is the largest operator of used car dealerships focused exclusively on the sub-prime market. The Company underwrites, finances and services sub-prime contracts generated at its 76 DriveTime dealerships, located in 11 metropolitan areas in eight states.

This press release includes statements that constitute forward-looking statements within the meaning of the safe harbor provisions of the Private and Securities Litigation Reform Act of 1995. We claim the protection of the safe-harbor for our forward-looking statements. Forward-looking statements are often characterized by the words "may," "anticipates," "believes," "estimates," "projects," "expects" or similar expressions and do not reflect historical facts. Forward-looking statements in this press release relate, among other matters, to: economic conditions, including the impact of a sluggish economy or a recession; anticipated financial results, such as sales, profitability, other revenues and loan portfolios, improvements in underwriting including credit scoring, adequacy of the allowance for credit losses, and improvements in loan performance, including delinquencies and charge offs; the success of cost savings initiatives and restructurings; improvements to the warehouse credit facility; improvements in inventory and inventory mix; continuing strong liquidity and lower borrowing costs; continuing to complete securitization transactions, including the closing and terms for our 23rd securitization; the name change; and improvements to the business model, including inventory quality, customer service levels and credit solutions provided. Forward looking statements are subject to risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward looking statements, some of which we cannot predict or quantify. Factors that could affect our results and cause or contribute to differences from these forward-looking statements include, but are not limited to: any decline in consumer acceptance of our car sales strategies or marketing campaigns; any inability to finance our operations in light of a tight credit market for the sub-prime industry and our current financial circumstances; any deterioration in the used car finance industry or increased competition in the used car sales and finance industry; any inability to monitor and improve our underwriting and collection processes; any changes in estimates and assumptions in, and the ongoing adequacy of, our allowance for credit losses; any inability to continue to reduce operating expenses as a percentage of sales; increases in interest rates; generally maintaining liquidity levels and cash flows sufficient to fund our ongoing operations; the failure to efficiently and profitably manage acquisitions and/or new car dealerships; adverse economic conditions; any material litigation against us or material, unexpected developments in existing litigation; and any new or revised accounting, tax or legal guidance that adversely affect used car sales or financing and developments with respect to the going private transaction. Forward-looking statements speak only as of the date the statement was made.
Future events and actual results could differ materially from the forward-looking statements. When considering each forward-looking statement, you should keep in mind the risk factors and cautionary statements found throughout this press release as well as those contained in our Annual Report on Form 10-K and our other filings with the SEC. We are not obligated to publicly update or revise any forward looking statements, whether as a result of new information, future events, or for any other reason. References to DriveTime Automotive Group, Inc. as the largest operator of used car dealerships focusing exclusively on the sub-prime market is management's belief based upon the knowledge of the industry and not on any current independent third party study.

                                  ************
                           [Financial Tables Follow]


                                  DRIVETIME AUTOMOTIVE GROUP, INC.
                          Condensed Consolidated Statements of Operations
                      Three and Nine Months Ended September 30, 2002 and 2001
                              (In thousands, except cars sold numbers)
                                            (Unaudited)

                                                  Three Months Ended          Nine Months Ended
                                                    September 30,               September 30,
                                             --------------------------------------------------------
                                                  2002          2001          2002         2001
                                             --------------------------------------------------------
Cars Sold                                           11,434         11,907       38,802         38,365
                                             ========================================================

Total Revenues                               $     157,611  $     145,237 $    488,661 $      450,086
                                             ========================================================

Sales of Used Cars                           $     121,133  $     110,237 $    383,614 $      346,342
Less:
   Cost of Used Cars Sold                           72,370         62,622      226,724        196,102
   Provision for Credit Losses                      37,712         48,755      121,474        119,985
                                             --------------------------------------------------------
                                                    11,051        (1,140)       35,416         30,255
                                             --------------------------------------------------------
Other Income (Expense):
   Interest Income                                  36,478         35,000      105,047        103,744
   Portfolio Interest Expense                      (5,551)        (7,489)     (17,945)       (23,500)
                                             --------------------------------------------------------
     Net Interest Income                            30,927         27,511       87,102         80,244
                                             --------------------------------------------------------

Income before Operating Expenses                    41,978         26,371      122,518        110,499
Operating Expenses:
   Selling and Marketing                             5,982          6,084       19,732         19,945
   General and Administrative                       27,104         26,807       78,447         80,879
   Depreciation and Amortization                     2,120          2,339        6,286          7,181
                                             --------------------------------------------------------
   Operating Expenses                               35,206         35,230      104,465        108,005
                                             --------------------------------------------------------

Income before Other Interest Expense                 6,772        (8,859)       18,053          2,494
Other Interest Expense                               2,439          2,695        7,073          8,648
                                             --------------------------------------------------------

Earnings before Income Taxes                         4,333       (11,554)       10,980        (6,154)
Income Taxes                                         2,004        (4,737)        5,153        (2,523)
                                             --------------------------------------------------------
Net Earnings                                 $       2,329  $     (6,817) $      5,827 $      (3,631)
                                             ========================================================

                                  DRIVETIME AUTOMOTIVE GROUP, INC.
                      Consolidated Operating Expenses and Related Information
                 (In thousands, except dealerships open and used cars sold amounts)

                                         Three Months Ended                 Nine Months Ended
                                            September 30,                      September 30,
                                  --------------------------------  ---------------------------------
                                       2002             2001             2002             2001
                                  ---------------  ---------------  ---------------- ----------------
  Retail Operations:
    Selling and Marketing         $         5,982  $         6,084  $         19,732 $         19,945
    General and Administrative             12,851           13,867            39,296           43,380
    Depreciation and Amortization           1,107            1,419             3,308            4,108
                                  ---------------  ---------------  ---------------- ----------------
         Retail Expense           $        19,940  $        21,370  $         62,336 $         67,433
                                  ===============  ===============  ================ ================
Per Car Sold:
    Selling and Marketing         $           523  $           511  $            509 $            520
    General and Administrative              1,124            1,165             1,013            1,131
    Depreciation and Amortization              97              119                85              107
                                  ---------------  ---------------  ---------------- ----------------
       Total                      $         1,744  $         1,795  $          1,606 $          1,758
                                  ===============  ===============  ================ ================

As % of Used Cars Sold Revenue:
    Selling and Marketing                    4.9%             5.5%              5.1%             5.8%
    General and Administrative              10.6%            12.6%             10.2%            12.5%
    Depreciation and Amortization            0.9%             1.3%              0.9%             1.2%
                                  ---------------  ---------------  ---------------- ----------------
       Total                                16.4%            19.4%             16.2%            19.5%
                                  ===============  ===============  ================ ================
  Portfolio Expense:
    General and Administrative    $         7,364  $         7,286  $         21,193 $         22,653
    Depreciation and Amortization             237              236               736              732
                                  ---------------  ---------------  ---------------- ----------------
       Portfolio Expense          $         7,601  $         7,522  $         21,929 $         23,385
                                  ===============  ===============  ================ ================
Average Expense per Month per
   Loan Serviced                  $         29.51  $         28.99  $          28.63 $          29.60
                                  ===============  ===============  ================ ================
Annualized Expense as % of  End
   of Period Principal Balances              5.2%             5.6%              5.0%             5.8%
                                  ===============  ===============  ================ ================
  Corporate Expense:
    General and Administrative    $         6,889  $         5,654  $         17,958 $         14,846
    Depreciation and Amortization             776              684             2,242            2,341
                                  ---------------  ---------------  ---------------- ----------------
       Corporate Expense          $         7,665  $         6,338  $         20,200 $         17,187
                                  ---------------  ---------------  ---------------- ----------------
Per Car Sold                      $           670  $           532  $            521 $            448
                                  ===============  ===============  ================ ================
As % of Total Revenues                       4.9%             4.4%              4.1%             3.8%
                                  ===============  ===============  ================ ================

                                       DRIVETIME AUTOMOTIVE GROUP,INC.
                                    Condensed Consolidated Balance Sheets
                                  (In thousands, except per share amounts)
                                                 (unaudited)
                                                                             September 30,      December 31,
                                                                                 2002               2001
                                                                           -----------------------------------
ASSETS
Cash and Cash Equivalents                                                  $          11,420 $           8,572
Finance Receivables, Net                                                             567,930           495,254
Note Receivable from Related Party                                                    12,000            12,000
Inventory                                                                             47,593            58,618
Property and Equipment, Net                                                           33,447            37,739
Goodwill                                                                              11,569            11,569
Other Assets                                                                          11,355            20,006
Net Assets of Discontinued Operations                                                     -              3,899
                                                                           ------------------------------------
     Total Assets                                                          $         695,314 $         647,657
                                                                           ===================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Accounts Payable                                                        $           4,182 $           2,850
   Accrued Expenses and Other Liabilities                                             45,999            38,250
   Notes Payable - Portfolio                                                         420,895           377,305
   Other Notes Payable                                                                48,210            52,510
   Subordinated Notes Payable                                                         24,709            31,259
                                                                           -----------------------------------
     Total Liabilities                                                               543,995           502,174
                                                                           -----------------------------------
Stockholders' Equity:
     Preferred Stock $.001 par value, zero and 10,000,000 shares
          authorized, respectively; none issued and outstanding                           -                 -
     Common Stock $.001 par value, 1,000 and 100,000,000 shares authorized, respectively; 100 and 18,774,000 issued, respectively;
          and 100 and 12,275,000 outstanding, respectively                                -                 19
   Additional Paid-in Capital                                                        133,418           173,741
   Retained Earnings                                                                  17,901            12,074
   Treasury Stock, at cost                                                                -           (40,351)
                                                                           -----------------------------------
     Total Stockholders' Equity                                                      151,319           145,483
                                                                           -----------------------------------
                                                                           $         695,314 $         647,657
                                                                           ===================================

                                    DRIVETIME AUTOMOTIVE GROUP, INC.
                    Finance Receivables and Allowance for Credit Losses Information
                                             (In thousands)
                                              (unaudited)

                                       September 30,    December 31,
                                           2002             2001
                                     ---------------- ----------------
Contractually Scheduled Payments     $        799,392 $        694,572
Unearned Finance Charges                    (218,011)        (179,873)
                                     ---------------- ----------------
Principal Balances, net                       581,381          514,699
Accrued Interest                                6,355            5,824
Loan Origination Costs                          7,275            6,635
                                     ---------------- ----------------
Loan Receivables                              595,011          527,158
Investments Held in Trust                      90,419           69,996
                                     ---------------- ----------------
Finance Receivables                           685,430          597,154
Allowance for Credit Losses                 (117,500)        (101,900)
                                     ---------------- ----------------
Finance Receivables, net             $        567,930 $        495,254
                                     ================ ================

                                             Three Months Ended                   Nine Months Ended
                                               September 30,                        September 30,
                                     ----------------------------------- --------------------------------
Allowance Activity:                        2002              2001              2002            2001
                                     ----------------------------------- --------------------------------
Balance, Beginning of Period         $       116,200   $         101,589 $        101,900  $       99,700
Provision for Credit Losses                   37,712              48,755          121,474         119,985
Other Allowance Activity                          -                (127)               -            (133)
Net Charge Offs                             (36,412)            (35,717)        (105,874)       (105,052)
                                     ----------------------------------- --------------------------------
Balance, End of Period               $       117,500   $         114,500 $        117,500  $      114,500
                                     =================================== ================================
Charge off Activity:
Principal Balances                   $      (45,361)   $        (45,655) $      (128,421)  $    (134,416)
Recoveries, Net                                8,949               9,938          22,547           29,364
                                     ----------------------------------- --------------------------------
Net Charge Offs                      $      (36,412)   $        (35,717) $     ( 105,874)  $    (105,052)
                                     =================================== ================================

                                      September 30,       September 30,    December 31,
Days Delinquent:                           2002              2001             2001
                                     -----------------  ---------------- ----------------
Current                                        65.5%               67.4%            64.5%
1-30 Days                                      26.2%               24.0%            26.2%
31-60 Days                                      5.0%                5.3%             5.6%
61-90 Days                                      3.3%                3.3%             3.7%
                                     -----------------  ---------------- ----------------
Total Portfolio                               100.0%              100.0%           100.0%
                                     =================  ================ ================